                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JANUARY 1997
DISTRIBUTION DATE: 2/18/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT


                                                                                                         Per $1,000 of
                                                                                                        Original Class A
                                                                                                          Certificate
                                                                                                             Amount
                                                                                                        ----------------
   (i)    Principal Distribution                                                $ 3,358,572.75              $6.582498

  (ii)    Interest Distribution                                                 $   101,645.32              $0.199216

 (iii)    Amount of Distribution allocable to the Yield Suppl. Amount           $     6,318.05
          Amount of Distribution allocable to the Shortfall (Excess) Amount     $    18,471.62

  (iv)    Monthly Servicing Fee                                                 $    28,024.63              $0.054926
          Monthly Supplemental Servicing Fee                                    $         0.00              $0.000000
          Class A Percentage of the Servicing Fee                               $    26,062.91              $0.051081
          Class A Percentage of the Supplemental Servicing Fee                  $         0.00              $0.000000

   (v)    Class A Principal Balance (end of Collection Period)                  $27,916,909.40
          Class A Pool Factor (end of Collection Period))                            5.4714612%
          Class B Principal Balance (end of Collection Period)                  $ 2,101,272.75

  (vi)    Pool Balance (end of Collection Period)                               $30,018,182.15

 (vii)    Class A Interest Carryover Shortfall                                  $         0.00              $0.000000
          Class A Principal Carryover Shortfall                                 $         0.00              $0.000000

(viii)    Amount otherwise distributable to Class B Certificateholders          $         0.00
          that is distributed to Class A Certificateholders

  (ix)    Balance of the Reserve Fund Property (end of Collection Period)       $ 5,486,319.09

   (x)    Aggregate Purchase Amount of Receivables repurchased by               $         0.00
          the Seller or the Servicer



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